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                                                                    Exhibit 4.20

  YEAR 2001 PERFORMANCE CONTRACT WITH CHIEF GEOLOGICAL ENGINEER OF PETROCHINA
                                COMPANY LIMITED


Offeree: Name: JIA, Chengzao                      Offeror: Name: HUANG, Yan                  Term of the Contract: January 1, 2001
                                                                                               to December 31, 2001
Title:   Chief Geological Engineer of             Title:  President of PetroChina Company
         PetroChina Company Limited                      Limited                                 Date of Execution:   January, 2001
         ("PetroChina")



INDICES                       KEY PERFORMANCE INDICES      WEIGHT          MEASUREMENT           TARGET         ACTUAL PERFORMANCE
-------                       -----------------------      ------          -----------           ------         ------------------
                              (KPI)
Profits Indices               Rate of return of the        20%             %                     20.87
                              invested capital of
                              PetroChina Exploration and
                              Production Company (ROI)

                              Net income of PetroChina     5%              In million RMB        41,470
                              (NI)

                              Gross profit of PetroChina   35%             In million RMB        59,110
                              Exploration and Production
                              Company


Operating Indices             Unit exploration cost for    15%             USD/barrel             1.34
                              oil and gas                                 -of-equivalent
                                                                           ("BOE")


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
                              Rate of successful oil       10%             %                     45
                              well exploration projects
                              Increase in exploitable      15%             In thousand tons      Oil: 83,270
                              oil and gas reserves
                                                                           In million cubic      Gas: 57,000
                                                                           meters


Indices to Be Put under       Safety and environmental     Accidents involving death                       Comprehensive performance
Control                       protection                   0.05 persons/million                            expressed in marks to be
                                                           man-hours;                                      reduced by 10 marks if
                                                                                                           exceeding target of the
                                                           accidents involving economic                    index put under control.
                                                           loss exceeding RMB 1 million = 0;


                                                           environmental pollution
                                                           accidents involving
                                                           economic loss exceeding
                                                           RMB 200,000 = 0.

Signature of Offeree:    s/Jia Chengzao    Signature of Offeror:    s/Huang Yan
                         --------------                             -----------